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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2000, except as for
Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in DoubleClick's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us and under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 29, 2000